CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and in the Registration Statements on Form S-8 (No. 333-38614 and No. 333-38612) of our report dated March 12, 1999 relating to the financial statements of The Right Start, Inc. as of January 30, 1999 and for the years ended January 30, 1999 and January 31, 1998, which appears in The Right Start, Inc.'s Annual Report on Form 10-K for the year ended January 29, 2000.


/s/PricewaterhouseCoopers LLP.

PRICECWATERHOUSECOOPERS LLP.

Los Angeles, California
September 8, 2000